UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2010
MEDCO HEALTH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31312	22-3461740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-269-3400
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 12, 2010, at the Annual Meeting of Shareholders of Medco Health Solutions, Inc. (the “Company”), the Company’s shareholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation (as amended, the “Amended Certificate of Incorporation”) to permit holders of record of not less than 40% of the outstanding shares of the Company’s common stock to require the calling of a special meeting, to the extent required by the Company’s bylaws (to which corresponding amendments were made, as described below). The Amended Certificate of Incorporation provides that a special meeting requested by shareholders shall be held at such date and time as may be fixed by the Company’s board of directors (the “Board”); provided, however, that such special meeting shall be called for a date not less than 90 nor more than 100 calendar days after the receipt by the Company of valid requests from the requisite percentage of shareholders that satisfy the requirements set forth in the Amended Certificate of Incorporation and bylaws. Prior to these amendments, the certificate of incorporation specifically denied shareholders the power to call special meetings.
The Amended Certificate of Incorporation was filed with the Secretary of State of the State of Delaware, and became effective, on May 12, 2010.
On May 12, 2010, corresponding amendments to the Company’s Amended and Restated Bylaws (as amended, the “Amended Bylaws”) became effective. The Amended Bylaws implement the right of holders of record of not less than 40% of the outstanding shares of the Company’s common stock to require the calling of a special meeting. The Amended Bylaws impose certain requirements on shareholders requesting such a meeting (including the provision of the same information required for shareholder proposals at annual meetings under the Company’s existing advance notice bylaw provisions) and include exceptions to prevent special meetings from being called at the direction of shareholders under certain circumstances (including if the request is received in the period beginning ninety days prior to the first anniversary of the prior annual meeting of shareholders and ending generally on the date of the next annual meeting or if a substantially similar item, other than the election of directors, was presented at a meeting of shareholders held within the twelve-month period prior to the receipt of the request). The Amended Bylaws had been previously approved and adopted by the Board, with their effectiveness conditioned upon shareholder approval and effectiveness of the Amended Certificate of Incorporation.
Copies of the Amended Certificate of Incorporation and Amended Bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and are incorporated herein by reference in their entirety. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Shareholders on May 12, 2010. At that meeting, shareholders voted on the following matters with the results indicated:
(1) Election of Directors: Shareholders re-elected each of Howard W. Barker, Jr., John L. Cassis, Michael Goldstein, Charles M. Lillis, Myrtle Potter, William L. Roper, David B. Snow, Jr., David D. Stevens and Blenda J. Wilson as Directors of the Company for a term to expire at the 2011 Annual Meeting of Shareholders.

				Broker Non-
	For	Against	Abstain	Votes
Howard W. Barker, Jr., CPA	333,713,600	12,083,570	602,171	50,779,873
John L. Cassis	333,476,781	12,269,794	652,766	50,779,873
Michael Goldstein, CPA	323,362,115	22,411,146	626,080	50,779,873
Charles M. Lillis, Ph.D.	317,067,142	28,706,982	625,217	50,779,873
Myrtle Potter	333,715,730	12,091,408	592,203	50,779,873
William L. Roper, MD, MPH	333,873,811	11,917,752	607,778	50,779,873
David B. Snow, Jr.	337,481,800	8,234,492	683,049	50,779,873
David D. Stevens	241,330,216	104,315,404	753,721	50,779,873
Blenda J. Wilson, Ph.D.	344,365,578	1,432,216	601,547	50,779,873
(2) Ratification of Auditors: The Audit Committee’s appointment of PricewaterhouseCoopers LLP to audit the books and accounts of the Company for fiscal 2010 was ratified with a vote of 390,558,144 shares for, 5,921,791 shares against and 699,279 abstentions.
(3) Approval of Amendments to the Certificate of Incorporation: The amendments to the certificate of incorporation to permit shareholders to call special meetings was approved with a vote of 394,073,400 shares for, 2,055,032 shares against and 1,050,782 abstentions.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Medco Health Solutions, Inc., amended as of May 12, 2010.

3.2	Amended and Restated Bylaws of Medco Health Solutions, Inc., amended as of May 12, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.
Date: May 14, 2010	By:	/s/ Thomas M. Moriarty
Thomas M. Moriarty
General Counsel, Secretary and Senior Vice President, Pharmaceutical Strategies and Solutions

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Medco Health Solutions, Inc., amended as of May 12, 2010.

3.2	Amended and Restated Bylaws of Medco Health Solutions, Inc., amended as of May 12, 2010.